Exhibit 107
Calculation of Filing Fee Tables
Form S-8
(Form Type)

HERSHA HOSPITALITY TRUST
(Exact name of registrant, sponsor and depositor as specified in its charter)
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Priority Class A common shares of beneficial interest	—	3,000,000 (1)	$5.85 (2)	—	0.00011020	$1,934.01
Fees Previously Paid			457(o)	—	—
Total Offering Amounts
Total Fees Previously Paid
Total Fee Offsets								$7,840 (3)
Net Fee Due								$0
Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filer Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(b)
Fee Offset Claims		—	—	—		—
Fee Offset Sources	—	—	—		—
Rule 457(p)
Fee Offset Claims	—	—	—	—		—	—	—	—	—	—
Fee Offset Sources	—	—	—		—						—

Table 3: Combined Prospectuses

Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
—	—	—	—	—	—	—

(1)    This registration statement covers, in addition to the number of shares of Hersha Hospitality Trust, a Maryland real estate investment trust (the “Company” or the “Registrant”), common stock, par value $0.01 per share (the “Common Stock”), stated above, options and other rights to purchase or acquire the Common Stock covered by this registration statement and, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), an additional indeterminate number of shares, options and rights that may be offered or issued pursuant to the Hersha Hospitality Trust 2012 Equity Incentive Plan, as amended (the “Plan”) as a result of one or more adjustments under the Plan to prevent dilution resulting from one or more stock splits, stock dividends or similar transactions.

(2)    Calculated pursuant to Rules 457(c) and (h) of the Securities Act, based upon the average of the high and low sale prices of the Common Stock reported on the New York Stock Exchange on May 30, 2023.

(3)    The registrant previously registered $400,000,000 in aggregate offering price of securities pursuant to the Registration Statement on Form S-3 (No. 333-236758) filed with the SEC on February 28, 2020 and declared effective on May 15, 2020 (the “2020 Registration Statement”). Pursuant to Rule 415(a)(6) under the Securities Act, the Registrant is carrying forward to this Registration Statement $400,000,000 in aggregate offering price of securities that were initially registered under the 2020 Registration Statement and remain unsold (the “Unsold Securities”). The Registrant previously paid a filing fee of $51,920 with respect to the Unsold Securities (based on the filing fee rate in effect at the time of the filing of the 2020 Registration Statement). The registrant later registered $400,000,000 in aggregate offering price of securities pursuant to the Registration Statement on Form S-3 (No. 333-271590) filed with the SEC on May 3, 2023 and declared effective on May 12, 2023 (the “2023 Registration Statement”). The filing fee for the securities registered pursuant to the 2023 Registration Statement was $44,080 (based on the filing fee rate in effect at the time of the filing of the 2023 Registration Statement). After the payment of fees in connection with the filing of the 2023 Registration Statement, the portion of the 2020 Registration Statement filing fee that remains available is $7,840. Accordingly, the registrant hereby claims a fee offset in such amount pursuant to Rule 457(p).